       As filed with the Securities and Exchange Commission on May 2, 1997
                                                            File No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                              ANDOVER BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                      DELAWARE                                                      04-2952665
(State or other Jurisdiction of Incorporation or Organization)         (I.R.S. Employer Identification No.)

                  61 MAIN STREET, ANDOVER, MASSACHUSETTS 01810
               (Address of Principal Executive Offices) (Zip Code)

        DEFERRED COMPENSATION PLAN FOR DIRECTORS OF ANDOVER BANCORP, INC.
                              AND ITS SUBSIDIARIES
                            (Full Title of the Plan)

                               -------------------

                               GERALD T. MULLIGAN
                      President and Chief Executive Officer
                              Andover Bancorp, Inc.
                                 61 Main Street
                          Andover, Massachusetts 01810
                     (Name and Address of Agent for Service)

                                 (508) 749-2000
          (Telephone Number, including Area Code, of Agent for Service)

                               -------------------

                                 with a copy to:

                              REGINA M. PISA, P.C.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                              Boston, MA 02109-2881
                                 (617) 570-1000

                               -------------------

================================================================================

                  Registration Statement consists of 16 pages.
                        Exhibit Index appears on page 8.


================================================================================

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                       Proposed        Proposed
                                        Maximum         Maximum
  Title of             Amount          Offering        Aggregate     Amount of
Securities to           to be            Price         Offering      Registra-
be Registered       Registered(1)    Per Share(2)        Price       tion Fee
--------------------------------------------------------------------------------
Common Stock,
 $.10 par value        50,000           $26.875      $1,343,750       $407.20

--------------------------------------------------------------------------------

(1) This registration statement also relates to such additional number of shares of the Company's common stock as may be required pursuant to the Deferred Compensation Plan for Directors of Andover Bancorp, Inc. and its Subsidiaries in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1993, as amended, solely for purposes of determining the registration fee and is equal to the average of the high and low sale prices of the Company's common stock reported on the NASDAQ National Market System on April 30, 1997.

================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating directors as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

         Andover Bancorp, Inc. (the "Company") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission.

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b)      All other reports filed since December 31, 1996 pursuant to
                  Section 13(a) or 15(d) of the Exchange Act; and

         (c) The description of the Company's Common Stock contained in its Registration Statement filed with the Securities and Exchange Commission under the Exchange Act and any amendments or reports filed for the purpose of updating such description.

         In addition, all documents subsequently filed with the Securities and Exchange Commission by the Company pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.
         -------------------------

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not Applicable.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Under Section 145 of the Delaware General Corporation Law, as amended, the Company has the power to indemnify directors, officers, employees or agents, under certain prescribed circumstances, and subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a director, officer, employee or agent of the Company if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article 6 of the Company's Restated Certificate of Incorporation provides that directors of the Company shall not be personally liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duty as directors, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.


Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.


Item 8.  Exhibits.
         --------

         The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibit
-------

          5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
         23.1     Consent of Counsel (included in Exhibit 5.1 hereto).
         23.2     Consent of KPMG Peat Marwick LLP, Independent Accountants.
         24.1 Powers of Attorney (included in Part II of this registration statement).
         99.1 Deferred Compensation Plan for Directors of Andover Bancorp, Inc. and its Subsidiaries.


Item 9.  Undertakings.
         ------------

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the Deferred Compensation Plan for Directors Andover Bancorp, Inc. and its Subsidiaries not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, Commonwealth of Massachusetts, on this 30th day of April, 1997.


                                    ANDOVER BANCORP, INC.



                                    By:  /s/ Gerald T. Mulligan
                                         -------------------------------------
                                         Gerald T. Mulligan,
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Gerald T. Mulligan and Joseph F. Casey, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

       Signature                    Title                             Date
       ---------                    -----                             ----

/s/ Gerald T. Mulligan         President, Chief                      April 30, 1997
----------------------------   Executive Officer
Gerald T. Mulligan             and Director
                               (Principal Executive
                               Officer)



/s/ Joseph F. Casey            Treasurer and Chief                   April 30, 1997
----------------------------   Financial Officer (Principal
Joseph F. Casey                Financial and Accounting Officer)



/s/ Thomas F. Caffrey          Director                              April 30, 1997
----------------------------
Thomas F. Caffrey


/s/ Cornelius J. McCarthy      Director                              April 30, 1997
----------------------------
Cornelius J. McCarthy





/s/ Clifford E. Elias         Director                               April 30, 1997
---------------------------
Clifford E. Elias


/s/ Naomi A. Gardner          Director                               April 30, 1997
---------------------------
Naomi A. Gardner


/s/ Robert J. Scribner        Director                               April 30, 1997
---------------------------
Robert J. Scribner


/s/ Fred P. Shaheen           Director                               April 30, 1997
---------------------------
Fred P. Shaheen


                                  EXHIBIT INDEX


Exhibit No.    Description                                                Page+
-----------    -----------                                                -----

    5.1       Opinion of Goodwin, Procter & Hoar LLP as to the legality     9
              of the securities being registered.

   23.1       Consent of Counsel (included in Exhibit 5.1 hereto)          --

   23.2       Consent of KPMG Peat Marwick LLP, Independent Accountants    10

   24.1       Powers of Attorney (included in Part II of this              --
              registration statement).

   99.1       Deferred Compensation Plan for Directors of                  11
              Andover Bancorp, Inc. and its Subsidiaries


------------------

+  Refers to sequentially numbered copy.